EXHIBIT 10.46

Cedric Kushner Promotions, Inc.

1414 Avenue of the Americas
Suite 1402
New York, NY 10019
Tel: (212) 755-1944
Fax: (212) 755-1989

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December ___, 2003


Dear _________:

Reference here is made to your proposed investment of $________ into Cedric Kushner Promotions, Inc. In order to execute this transaction properly the company felt obligated to provide you with supplemental information to further assist you. Please review the following disclosure carefully, allow your advisors to review such disclosure and make sure you completely understand the information contained therein.

     "As a result of the events surrounded the filing of our Form 10-KSB on May 20, 2003 and Form 10-KSB/a filed on May 23, 2003, the Company was informed by the staff of the Securities and Exchange Commission, On October 21, 2003, that it intends to recommend that the Commission bring a civil injunction action against Cedric Kushner Promotions, Inc. and its officers and directors, alleging that they violated Section 10(b) of the Securities Exchange Act of 1934 and Exchange Rule 10b-5 thereunder. The staff also alleges that the officers violated Section 302(a) of the Public Company Accounting Reform and Investors Protection Act of 2002 and Exchange Act Rule 13a-14 thereunder. In addition, the staff further alleges that the officers and directors aided and abetted Cedric Kushner Promotions, Inc.'s violation of the Exchange Act Sections 13(a), 13(b) (2) (A), 13 (b) (2) (B) and Exchange Act Rules 12b-20 and 13a-1 thereunder."

Please sign the bottom of this document reflecting your acknowledgement and understanding of the information disclosed.

Sincerely,


/s/ Cedric Kushner
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Cedric Kushner
President


ACKNOWLEDGED AND ACCEPTED BY:

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